                                    BYLAWS OF

                             CENTRALIA HOLDING CORP.

                                  SHAREHOLDERS

     Section 1. Annual Meeting. An annual meeting of the shareholders shall be held at such place, either within or without the State of Georgia, on such date and at such time as the Board of Directors may by resolution provide, or if the
Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 10:00 A.M. on the fourth Friday of the fourth calendar month after the end of the Corporation's fiscal year, if not a legal holiday under the laws of the State of Georgia, and if a legal holiday, on the next succeeding business day.

     Section 2. Special Meeting. Special meetings of the shareholders may be called at any time by the Board of Directors. A special meeting of the shareholders shall be called if the holders of at least twenty-five percent
(25%) of the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. A special meeting called by the Board of Directors shall be held at such place, either within or without the State of Georgia, as is stated in the notice thereof. A special meeting called at the demand of shareholders pursuant to this Section 2 shall be held at such place in the State of Georgia as is stated in the notice thereof.

     Section 3. Notice of Meetings. Written notice of each meeting of shareholders, stating the date, time and place of the meeting, and describing the purpose or purposes of the meeting if it is a special meeting, shall be mailed to each shareholder entitled to vote at such meeting at such shareholder's address shown on the Corporation's current record of shareholders not less than ten (10) nor more than sixty (60) days prior to such meeting. If an amendment to the Articles of Incorporation, a plan of merger or share exchange, or a sale of assets of the Corporation is to be considered at any annual or special meeting, the written notice shall state that consideration of such action is one of the purposes of such meeting. A shareholder may waive notice of a meeting before or after the meeting. The waiver must be in writing, must be signed by the shareholder entitled to the notice, and must be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding a meeting or transacting business at the meeting, and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Neither the business transacted at, nor the purpose of, any meeting need be stated in a waiver of notice of a meeting, except that, with respect to a waiver of notice of a meeting at which an amendment to the

Articles of Incorporation, a plan of merger or share exchange, a sale of assets, or any other action that would entitle the shareholder to dissenter's rights, is submitted to a vote of shareholders, the same material that the Georgia Business
Corporation Code would have required to be sent to the shareholder in a notice of the meeting must be delivered to the shareholder prior to such shareholder's execution of the waiver of notice, or the waiver itself must expressly waive the right to such material.

     Notice of any meeting shall be given by or at the direction of the Chief
Executive Officer or the Secretary. No notice need be given of the new date, time or place of reconvening any adjourned meeting, if the new date, time and place to which the meeting is adjourned are announced at the adjourned meeting before adjournment, except that, if a new record date for the adjourned meeting is or must be fixed under the applicable provisions of the Georgia Business
Corporation Code, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

     Section 4. List of Shareholders. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make an alphabetical list of the shareholders entitled to notice of a meeting of shareholders or any adjournment thereof, arranged by voting group (and within each voting group by class or series of shares) and showing the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, his agent, or his attorney at the time and place of the meeting.

     Section 5. Quorum; Required Shareholder Vote. A quorum for the transaction of business at any annual or special meeting of shareholders shall exist when the holders of shares representing a majority of the votes entitled to be cast are represented either in person or by proxy at such meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be (under the provisions of the
Georgia Business Corporation Code) set for that adjourned meeting. If a quorum is present, the affirmative vote of such number of shares as is required by the
Georgia Business Corporation Code (as in effect at the time the vote is taken)
for approval of a matter shall be the act of the shareholders, unless a greater vote is required by the Articles of Incorporation.

     Section 6. Proxies. A shareholder may vote either in person or by a proxy that such shareholder has duly executed in writing. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy.

     Section 7. Action of Shareholders Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, describing the action so taken, are signed by all of the shareholders entitled to vote on the action. A written consent shall not be valid unless the consenting shareholder has been furnished the same material that, under the Georgia Business Corporation Code, would have been required to be sent to shareholders in a

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notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters'
rights, or the consent expressly waives the right to receive the material otherwise required to be furnished. Action by written consent pursuant hereto shall have the same force and effect as a unanimous affirmative vote of the shareholders entitled to vote on the action and shall be filed with the minutes of the proceedings of the shareholders.

     Section 8. Conduct of Shareholders Meetings. The Chief Executive Officer
shall preside at shareholders' meetings and shall establish such reasonable procedures for the conduct of shareholders' meetings as such officer deems to be necessary or appropriate, subject to the authority of the Board of Directors to appoint a different presiding officer and to establish additional or different procedures.

                                    DIRECTORS

     Section 1. Power of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation, bylaws approved by the shareholders, or agreements among the shareholders that are otherwise lawful.

     Section 2. Composition of the Board. The Board of Directors of the
Corporation shall consist of the number of directors provided in the Articles of
Incorporation for the initial Board of Directors (or, if the initial Board of
Directors is not provided for in the Articles of Incorporation, the number of directors elected by the incorporator as the initial Board of Directors), and such number shall be subject to change by amending this Section of these Bylaws.
Unless otherwise permitted by the Georgia Business Corporation Code, directors shall be natural persons who are 18 years of age or older. At each annual meeting the shareholders shall elect the directors, who shall serve until their successors are elected and qualified; provided that at any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of
Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

     Section 3. Meetings of the Board; Notice of Meetings; Waiver of Notice. The
Board of Directors may hold regular meetings in accordance with such schedule as may be established by the Board of Directors and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the Chief Executive Officer or by any director, and written notice of the time and place of such meetings shall be given to each director by first class mail at least six (6) days before the meeting or by telephone, telegraph, telex, facsimile, cablegram or in person at least two (2) days before the meeting. Any director may waive notice required to be given of a meeting, either before or after the meeting, and shall be deemed to have waived notice if he is present at or participates in such meeting unless the director at the beginning of the meeting (or promptly upon the director's arrival) objects to holding the meeting or transacting

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business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Georgia.

     Section 4. Quorum; Vote Requirement. A majority of the number of directors last fixed in accordance with Article II, Section 2, of these Bylaws shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the
Articles of Incorporation, or by these Bylaws.

     Section 5. Action of Board Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if one or more written consents, describing the action so taken, are signed by all the directors or all members of such committee and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

     Section 6. Committees. The Board of Directors may designate from among its members such committees as it deems necessary or desirable, each composed of one or more directors, which may exercise such authority as is delegated by the
Board of Directors, provided that no committee shall have the authority of the
Board of Directors in reference to (1) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders; (2) fill vacancies on the Board of Directors or any of its committees; (3) amend the Articles of Incorporation pursuant to Section
14-2-1002 of the Georgia Business Corporation Code; (4) adopt, amend or repeal bylaws; or (5) approve a plan of merger not requiring shareholder approval.

     Section 7. Vacancies. A vacancy occurring in the Board of Directors may be filled by the shareholders, or by the Board of Directors, or, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the directors remaining in office.

                                    OFFICERS

     Section 1. Executive Structure of the Corporation. The officers of the
Corporation shall be elected by the Board of Directors and shall consist of such persons as are elected by the Board of Directors, with such titles as are required by these Bylaws and as may be otherwise established by the Board of
Directors. Each officer shall hold office for the term for which such officer has been elected or appointed and until such officer's successor has been elected or appointed and has qualified, or until such officer's earlier resignation, removal from office or death. Any two or more offices may be held by the same person.

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     Section 2. Chief Executive Officer. The Board of Directors shall designate an officer as the Chief Executive Officer of the Corporation (in addition to any other title the officer may have), and such officer shall give general supervision and direction to the affairs of the Corporation, subject to the direction of the Board of Directors.

     Section 3. Secretary. The Board of Directors shall designate an officer as the Secretary of the Corporation, and such officer shall have responsibility for preparing minutes of the directors' and shareholders' meetings and for authenticating records of the Corporation.

     Section 4. Other Duties and Authority. Each officer, employee and agent of the Corporation shall have such duties and authority as may be conferred upon such officer, employee or agent by the Board of Directors or delegated to such officer, employee or agent by the Chief Executive Officer or by one or more officers to whom such authority is delegated by the Chief Executive Officer.

     Section 5. Removal of Officers. Any officer may be removed at any time by the Board of Directors with or without cause, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of such officer's removal in breach of a contract of employment.

     Section 6. Compensation. The salaries of the officers shall be fixed from time to time by the Chief Executive Officer or by one or more officers to whom such authority is delegated by the Chief Executive Officer, subject to the authority of the Board of Directors to fix salaries to the extent it desires to do so. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

                                      STOCK

     Section 1. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates in such form as may be approved by the Board of
Directors, which certificates shall be issued to the shareholders of the
Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the Corporation and state that it is organized under the laws of the State of Georgia, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and which shall be signed by the Chief Executive Officer of the Corporation.

     Section 2. Transfer of Stock. Shares of stock of the Corporation shall be transferred only on the books of the Corporation upon surrender to the
Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or such

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shareholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Cancelled" and filed with the permanent stock records of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.

                              DEPOSITORIES AND SEAL

     Section 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors (or as one or more officers duly authorized in accordance with these Bylaws) may from time to time designate.

     Section 2. Seal. The seal of the Corporation shall be as follows:

                          INDEMNIFICATION OF DIRECTORS

     Section 1. Actions Against Directors. The Corporation shall indemnify, to the fullest extent permitted by the Georgia Business Corporation Code, any individual made a party to a proceeding (as defined in the Georgia Business
Corporation Code) because such individual is or was a director, against liability (as defined in the Georgia Business Corporation Code) incurred in the proceeding, if such individual acted in a manner such individual believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such individual's conduct was unlawful.

     Section 2. Advance for Expenses of Directors. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding if:

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     (a) The director furnishes the Corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct set forth in Section 1 above; and

     (b) The director furnishes the Corporation a written undertaking, executed personally or on the director's behalf to repay any advances if it is ultimately determined that the director not entitled to indemnification.

     The written undertaking required by paragraph (b) above must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

                               AMENDMENT OF BYLAWS

     The Board of Directors may amend or repeal these Bylaws or adopt new bylaws, (a) except to the extent the Articles of Incorporation or the Georgia
Business Corporation Code reserves such power exclusively to the shareholders, or (b) unless the shareholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw. The shareholders may amend or repeal these Bylaws or adopt new bylaws even though these Bylaws may also be amended or repealed by the Board of
Directors.

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